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            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 5, 2004, in the Registration Statement (Form S-3) and related Prospectus of Wabash National Corporation for the registration of 3,450,000 shares of its common stock.

We also consent to the incorporation by reference of our report dated February 5, 2004 with respect to the Consolidated Financial Statements of Wabash
National Corporation included in its Annual Report (10-K, as amended) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.




                                    /s/ Ernst & Young LLP

Indianapolis, Indiana
October 11, 2004